                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

           Consolidated Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        Common Stock
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        14,050,000
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:
        $125.00
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

Draft of 12/4/96
                           CONSOLIDATED PRODUCTS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 12, 1997
TO THE SHAREHOLDERS OF CONSOLIDATED PRODUCTS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Consolidated Products, Inc. will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 12, 1997, at 1:30 p.m., Eastern Standard Time, for the following purposes:

          1. To elect nine directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

          2. To act upon the approval of the Company's 1997 Employee Stock Option Plan, as adopted by the Board of Directors.

          3. To act upon the approval of the Company's 1997 Capital Appreciation Plan, as adopted by the Board of Directors.

          4.   To act upon the amendment of the Company's 1992
               Employee Stock Purchase Plan, as adopted by the Board of Directors.

          5.   To act upon the approval of the Company's 1997
               Nonemployee Director Stock Option Plan, as adopted by the Board of Directors.

          6. To act upon the approval of ______________ as the Company's independent auditors for the fiscal year ending September 24, 1997, as recommended by the Board of Directors.

          7. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 10, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     We urge you to date, sign and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of Consolidated Products, Inc. a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.

                                   By Order of the Board of Directors

                                   S. Sue Aramian, Secretary
December 24, 1996
Indianapolis, Indiana



              PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                           CONSOLIDATED PRODUCTS, INC.
                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100

                                 PROXY STATEMENT
                       For Annual Meeting of Shareholders
                          To be Held February 12, 1997

     This proxy statement is furnished to the shareholders of Consolidated Products, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 12, 1997, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 24, 1996.

     Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING COMMON STOCK

     The record date for shareholders entitled to vote at the Annual Meeting is December 10, 1996. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the meeting 14,050,000 shares of Common Stock. Unless otherwise stated, all references herein to shares of Common Stock of the Company have been adjusted to reflect all stock dividends paid prior to December 10, 1996.

ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election, as directors of the Company, of the nine persons named under the caption "Election of Directors," (ii) FOR the approval of the 1997 Employee Stock Option Plan, (iii) FOR the approval of the 1997 Capital Appreciation Plan, (iv) FOR the approval of the amendment to the 1992 Employee Stock Purchase Plan, (v) FOR the approval of the 1997 Nonemployee Director Stock Option Plan, (vi) FOR the approval of the selection by the Board of Directors of the Company of the firm of ______________ as the Company's independent auditors for the fiscal year ending September 24, 1997.

QUORUM AND VOTING


     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting.
Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of shares present for purposes of determining a quorum will not be reduced by such action. Other matters coming before the shareholders will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for presentation at the Annual Meeting of Shareholders in 1998 must be received by the Company by September 12, 1997.

MISCELLANEOUS

  The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by the use of mails, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegraph or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

                            1.  ELECTION OF DIRECTORS

  Nine directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. Each of the nominees named below is currently a director of the Company. Eight were elected at the Annual Meeting of Shareholders held February 21, 1996. On September 11, 1996, the Board of Directors amended the Bylaws of the Company to increase the number of directors to nine and to elect Dr. John W. Ryan as a director of the Company.

  At the time of the Annual Meeting, if any of the nominees named below is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

  The name, age, tenure as a director of this Company and business background for at least the last five years of the nominees for election are set forth below:

                                  Served As
Name                     Age   Director Share         Business Experience
--------------------------------------------------------------------------------
S. Sue Aramian            64      1981       Vice Chairwoman of the Company
                                             since 1990 and Secretary since
                                             August 9, 1995;  Vice President of
                                             the Company from 1984 to 1990 and a
                                             Managing General Partner of Kelley
                                             & Partners, Ltd. since 1974.

Alva T. Bonda             79      1982       Former member of the Ohio Board of
                                             Regents;  Former member of the
                                             Board of Directors of MCI
                                             Communications Corp; General
                                             Partner of Kelley & Partners, Ltd.
                                             since 1982.

Neal Gilliatt             79      1991       Marketing consultant; Former
                                             Chairman of Executive Committee and
                                             Director, Interpublic Group of
                                             Companies, Inc.; Emeritus Director
                                             of Chemed Corporation; Member of
                                             the Boards of Directors of National
                                             Sanitary Supply Company, Roto-
                                             Rooter, Inc., and Kubin-Nicholson
                                             Corporation.

Alan B. Gilman            66      1992       President since July 13, 1992 and
                                             Chief Executive Officer of the
                                             Company beginning October 1, 1992;
                                             Consultant to the Company from
                                             February 3, 1992 to July 12, 1992;
                                             Private investor from 1985 to 1992.


E. W. Kelley              79      1981       Chairman of the Company since 1984;
                                             Since 1974, Managing General
                                             Partner of Kelley & Partners, Ltd.;
                                             Member of the Board of Directors of
                                             Comstock Strategy Fund, Inc. and
                                             Comstock Value Fund, Inc.

Charles E. Lanham         64      1971       Chairman, Klipsch, Lanham &
                                             Associates, Inc.; Vice Chairman of
                                             the Board of Directors of Overhead
                                             Door Company of Indianapolis, Inc.

J. Fred Risk              68      1971       Chairman of the Board of Directors
                                             of Sovereign Group, Inc..

John W. Ryan              67      1996       Interim Chancellor for the State
                                             University System of New York;
                                             President of Indiana University
                                             from January 1971 to July 1987;
                                             Member of the Board of Directors,
                                             National Association of State
                                             Universities and Land Grant
                                             Colleges.

James Williamson, Jr.     65      1985       Former President and Chief
                                             Executive Officer of the Company
                                             from  April 1985 to July 31, 1990;
                                             General Partner of Kelley &
                                             Partners, Ltd. since April 1985.

There is no family relationship among any of the nominees for directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors, which held six meetings during fiscal 1996, has five standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Stock Option Committee and an Employee Stock Purchase Committee.

  The Executive Committee may exercise, when the Board of Directors is not in session, substantially all of the powers of the Board of Directors in the management and affairs of the Company to the extent permitted by law. The Executive Committee also performs the functions of a compensation committee in setting guidelines for the administration of salaries and making recommendations for officers' salaries, administering incentive compensation plans, including awards under the Company's Capital Appreciation Plan, and otherwise determining compensation levels. See "Report of the Executive Committee" elsewhere in this proxy statement. During the fiscal year ended September 25, 1996, the Executive Committee met three times. Mr. Kelley serves as Chairman and Messrs. Gilman, Risk and Williamson serve as members of the Executive Committee.

  The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company's financial reporting process. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making recommendations to the Board of Directors concerning the selection of the Company's independent auditors. During the fiscal year ended September 25, 1996, the Audit Committee met once. Mr. Risk serves as Chairman of the Committee and Messrs. Gilliatt, Lanham and Ryan serve as members.

  The Stock Option Committee directs the administration of the Company's various employee stock option plans in accordance with the terms of the plans. Mr. Bonda serves as Chairman of the Committee and Messrs. Ryan and Williamson are members of the Committee.

  The Personnel/Benefits Committee recommends personnel policies and employee benefit plans, administers the Company's profit sharing plan, including the establishment of investment guidelines related thereto, and performs such other functions with respect to personnel and benefit plan matters as may be requested by the Board of Directors. The Personnel/Benefits Committee met twice during fiscal 1996. Ms. Aramian is Chairwoman of the Committee, and Messrs. Bonda, Lanham and Gilliatt are members, together with Mr. James W. Bear, Senior Vice President, Administration and Finance, and Treasurer; Mr. John P. Hawes, Vice President, Human Resources, and Ms. Charlene Boog, Assistant Vice President, Administration. Mr. Kelley and Mr. Gilman are ex officio members of the Committee.

  The Employee Stock Purchase Committee directs the administration of the Company's Employee Stock Purchase Plan in accordance with the terms of the Plan. Mr. Risk serves as Chairman of the Committee and Messrs. Bonda and Bear are members of the Committee.

  No director attended less than 80% of the aggregate of (1) the total meetings of the Board of Directors, and (2) the total number of meetings held by all committees of the Board on which he or she served.

                             OWNERSHIP OF SECURITIES

  The following table shows the total number of shares of Common Stock beneficially owned as of December 10, 1996, and the percentage of Common Stock so owned as of that date, with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company.

                                                AMOUNT AND NATURE OF
NAME & ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP (1)(2)      PERCENT OF CLASS
-------------------------------------------------------------------------------------------
E. W. KELLEY                                    2,439,267(3)                     17.4%
131 Woden Way, S.E.
Winter Haven, FL 33884

Kelley & Partners, Ltd.                         1,294,542                         9.2%
36 South Pennsylvania Street, Suite 550
Indianapolis, IN 46204

T. Rowe Price & Associates, Inc.                  724,989                         5.2%
100 East Pratt Street
Baltimore, MD 21202

    (1) THIS TABLE IS BASED UPON INFORMATION SUPPLIED BY DIRECTORS AND EXECUTIVE OFFICERS AND SCHEDULES 13D AND 13G, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

    (2) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS. SEE "AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES."

    (3) INCLUDES 27,236 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS; 541,573 SHARES OWNED DIRECTLY BY MR. KELLEY; 1,294,542 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, LTD., A LIMITED PARTNERSHIP OF WHICH E. W. KELLEY IS A MANAGING GENERAL PARTNER; 383,343 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY, INC.; 176,161 SHARES OWNED OF RECORD AND BENEFICIALLY BY KING COLA, INC. OF WHICH MR. KELLEY IS CHAIRMAN, AND 16,412 SHARES OWNED OF RECORD AND BENEFICIALLY BY KAHM, INC., WHICH IS CONTROLLED BY E. W. KELLEY.

  The following table shows the total number of shares of Common Stock beneficially owned as of December 10, 1996, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group:

                                                   AMOUNT AND NATURE OF
NAME & ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)      PERCENT OF CLASS
--------------------------------------------------------------------------------------------------
S. SUE ARAMIAN                                         1,632,814 (2)(3)(4)        11.6%
James W. Bear                                            321,175 (5)               2.3%
Alva T. Bonda                                          1,595,896 (3)(6)           11.4%
Neal Gilliatt                                             19,397 (7)                  *
Alan B. Gilman                                           130,262 (8)                  *
E. W. Kelley                                           2,439,267 (3)(4)(9)        17.4%
Charles E. Lanham                                        258,703 (10)              1.8%
Gary T. Reinwald                                         199,119 (11)              1.4%
J. Fred Risk                                              86,523 (12)                 *
John W. Ryan                                               3,000                      *
James Williamson, Jr.                                  1,490,612 (3)(13)          10.6%
All directors and executive officers as a group (22)   4,890,420 (14)             34.8%

* LESS THAN 1%.

  (1) INCLUDES SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS UNDER THE COMPANY'S STOCK OPTION PLANS.

  (2) INCLUDES 21,935 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

  (3) INCLUDES 1,294,542 SHARES OWNED OF RECORD AND BENEFICIALLY BY KELLEY & PARTNERS, LTD., OF WHICH MR. KELLEY AND MS. ARAMIAN ARE MANAGING GENERAL PARTNERS AND MESSRS. BONDA AND WILLIAMSON ARE GENERAL PARTNERS.

  (4) INCLUDES 176,161 SHARES OWNED OF RECORD AND BENEFICIALLY BY KING COLA, INC., OF WHICH MR. KELLEY AND MS. ARAMIAN ARE OFFICERS AND DIRECTORS.

  (5) INCLUDES 36,882 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 6,704 SHARES OWNED OF RECORD AND BENEFICIALLY HELD BY MR. BEAR'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

  (6) INCLUDES 7,073 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 101,996 SHARES HELD BY MR. BONDA AS EXECUTOR FOR THE ESTATE OF HIS WIFE.

  (7) INCLUDES 7,073 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 2,662 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. GILLIATT'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

  (8) INCLUDES 29,314 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS.

  (9) INCLUDES 27,236 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS AND 941,328 SHARES OWNED OF RECORD OR BENEFICIALLY BY MR. KELLEY AND HIS AFFILIATES, KELLEY, INC. AND KAHM, INC.

  (10) INCLUDES 7,073 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 5,781 SHARES OWNED BY MR. LANHAM'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

  (11) INCLUDES 32,596 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 194 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. REINWALD'S SON, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

  (12) INCLUDES 3,080 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 3,420 SHARES OWNED BY MR. RISK'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

  (13) INCLUDES 7,073 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS. ALSO INCLUDES 10,057 SHARES OWNED OF RECORD AND BENEFICIALLY BY MR. WILLIAMSON'S WIFE, WITH RESPECT TO WHICH HE DISCLAIMS BENEFICIAL OWNERSHIP.

  (14) INCLUDES 231,477 SHARES WHICH MAY BE ACQUIRED PURSUANT TO STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS HELD BY ALL DIRECTORS AND OFFICERS AS A GROUP.

  Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company's knowledge, based on representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 25, 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  Directors receive an annual fee of $14,000 plus $1,400 per board meeting and $700 per committee meeting attended. Mr. Risk is paid an additional annual fee of $3,500 for services as a member of the Executive Committee. Mr. Williamson's compensation for services as a member of the Executive Committee is included in his consultant fee for administrative services as discussed below. Directors who are officers of the Company are not paid for their services as directors. In the fiscal year ended September 25, 1996, the total compensation paid to nonemployee directors was $151,300. Ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

  The Company's 1991, 1994, 1995 and 1996 Nonemployee Director Stock Option Plans (the "1991 Plan," "1994 Plan," "1995 Plan," and "1996 Plan,"
respectively) provide for the non-discretionary grant of nonqualified stock options to nonemployee directors of the Company and its subsidiaries at a price equal to the fair market value of the Common Stock on the date of grant. Options outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant until fully exercisable. The options expire five years from the date of grant.

  Options for the purchase of an aggregate of 45,095 shares of Common Stock were issued pursuant to the 1991 Plan, which was approved by the shareholders on February 18, 1992. All options under the 1991 Plan have been exercised. At the time of the final exercise of options under the 1991 Plan, the option price was $3.03 per share. On June 4, 1996, Mr. Bonda exercised an option under the 1991 Plan with respect to 8,053 shares at an option price of $3.03 per share. On May 20, 1996, Mr. Robert P. Cronin, director of a subsidiary of the Company, exercised an option under the 1991 Plan with respect to 4,832 shares at an option price of $3.03 per share. On December 14, 1992, Mr. Gilliatt exercised an option under the 1991 Plan with respect to 2,200 shares at an option price of $4.43 per share; on January 10, 1994, he exercised an option under this Plan with respect to 1,331 shares at an option price of $3.66 per share, and on July 11, 1996, he exercised an option under the Plan with respect to 3,221 shares at an option price of $3.03 per share. On June 18, 1996, Mr. Lanham exercised an option under the 1991 Plan with respect to 8,053 shares at an option price of $3.03 per share. On May 26, 1994, Mr. Risk exercised an option under the 1991 Plan with respect to 3,993 shares at an option price of $3.66 per share, and on May 2, 1996, he exercised an option under the Plan with respect to 3,221 shares at an option price of $3.03 per share. On December 30, 1993, Mr. Williamson exercised an option under the 1991 Plan for 3,630 shares at an option price of $4.03 per share, and on July 12, 1996, he exercised an option under the Plan with respect to 3,221 shares at an option price of $3.03 per share. (The data set forth above has not been adjusted for any stock dividends declared subsequent to the exercise date.)

     Options for the purchase of an aggregate of 35,937 shares of Common Stock were issued pursuant to the 1994 Plan, which was approved by the shareholders on February 23, 1994. The current option price for all of the unexercised options granted pursuant to the 1994 Plan is $7.42 per share. On May 2, 1996, Mr. Risk exercised an option under the 1994 Plan with respect to 3,993 shares at an option price of $7.42. No other options granted under this Plan have been exercised. As of December 10, 1996, the members of the Board of Directors of the Company holding unexercised options were Messrs. Bonda, Gilliatt, Lanham and Williamson, each of whom holds an option to purchase 6,655 shares; and Messers. Cronin and Risk, each of whom holds an option to purchase 2,662 shares

     Options for the purchase of an aggregate of 30,250 shares of Common Stock were issued pursuant to the 1995 Plan, which was approved by the shareholders on February 22, 1995. As of December 10, 1996, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson held options to purchase 6,050 shares each, at an option price of $8.34 per share. No options granted under this Plan have been exercised.

     Options for the purchase of an aggregate of 16,500 shares of Common Stock were issued pursuant to the 1996 Plan, which was approved by the shareholders on February 21, 1996. As of December 10, 1996, Messrs. Bonda, Gilliatt, Lanham, Risk and Williamson held options to purchase 3,300 shares each at an option price of $14.55 per share. No options granted under this plan have been exercised.

     The Company has consultant agreements with Messrs. Williamson and Gilliatt for certain administrative and marketing services at an annual fee of $12,000 each, subject to termination by the Company at any time.

MANAGEMENT RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1996, the Company paid $145,000 to Kelley & Partners, Ltd. ("KPL") for management and administrative services and certain office expenses. Consolidated Specialty Restaurants, Inc., a subsidiary of the Company, leases one restaurant property from KPL at an annual rental of $75,000 to June 2000. Mr. E. W. Kelley, Chairman, and Ms. S. Sue Aramian, Vice Chairwoman of the Company, are Managing General Partners of KPL; Messrs. Bonda and Williamson, directors of the Company, are General Partners of KPL; and Messrs. Lanham and Risk, directors of the Company, are limited partners of KPL.

     The Company granted exclusive franchise rights in 1991 to Kelley Restaurants, Inc., formerly SNS South, Inc., for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. The franchisee currently operates nine restaurants in Atlanta, Georgia and is proceeding with development of both markets in accordance with the terms of area development agreements with the Company. Kelley & Partners, Ltd. and E.
W. Kelley together own a controlling interest in Kelley Restaurants, Inc. Mr. Kelley and Ms. Aramian serve as officers and directors, and Mr. Williamson serves as a director of Kelley Restaurants, Inc..

     Steak n Shake, Inc., a subsidiary of the Company, receives certain annual incentive and promotional fees from its soft drink supplier. Under a termination agreement with a former distributor, King Cola, Inc., the Company agreed to share a portion of the incentive fees not to exceed $60,000 per year with the former distributor. During fiscal 1996, a payment of $60,000 was made to King Cola, Inc. pursuant to this agreement. Mr. Kelley and Ms. Aramian are officers, directors, and shareholders of King Cola, Inc.

     The Board of Directors believes that the transactions described herein were on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years:

                          SUMMARY COMPENSATION TABLE
                          --------------------------

-------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation             Long-Term Compensation
-------------------------------------------------------------------------------------------------------------------------
                                                                    Restricted Stock   Stock Options       All Other
                           Fiscal     Salary ($)     Bonus ($)       Awards ($) (1)        (#)           Compensation ($)
                           Year                                                                               (2)
-------------------------------------------------------------------------------------------------------------------------
Alan B. Gilman             1996      $             $                $   137,250          12,000         $
President and Chief        1995      $   253,460   $   171,500      $   180,625          13,200         $   15,671
Executive Officer (3)      1994      $   239,100   $   141,800      $    46,500          12,100         $   16,285
-------------------------------------------------------------------------------------------------------------------------
E. W. Kelley               1996      $             $                --                   10,000         $
Chairman                   1995      $   110,000   $   170,000      --                   11,000         $   20,384
                           1994      $   110,765   $   165,000                           12,100         $   35,559
-------------------------------------------------------------------------------------------------------------------------
S. Sue Aramian             1996      $             $                $    215,250          8,000         $
Vice Chairwoman            1995      $    78,750   $    70,000                            8,800         $   10,817
and Secretary              1994      $    76,420   $    67,000      --                    9,680         $    9,105
-------------------------------------------------------------------------------------------------------------------------
James W. Bear              1996      $             $                $     99,125          7,500         $
Senior Vice President      1995      $   141,630   $    63,360      $    122,125          7,700         $   10,076
and Treasurer              1994      $   128,400   $    55,687      $     31,000          8,470         $   13,342
-------------------------------------------------------------------------------------------------------------------------
Gary T. Reinwald           1996      $             $                $     99,125          7,500         $
Vice President,            1995      $   128,850   $      44,780    $    122,125          7,700         $   10,045
Steak n Shake, Inc.        1994      $   110,813   $      47,034    $     31,000          8,470         $    9,158
-------------------------------------------------------------------------------------------------------------------------


   (1) THE AMOUNTS SHOWN IN THIS COLUMN REPRESENT THE MARKET VALUE OF THE RESTRICTED STOCK AWARDED UNDER THE COMPANY'S CAPITAL APPRECIATION PLAN AND WERE CALCULATED BY MULTIPLYING THE CLOSING MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF AWARD BY THE NUMBER OF SHARES AWARDED. AS OF DECEMBER 10, 1996, THE NUMBER AND VALUE OF THE AGGREGATE UNVESTED RESTRICTED STOCK HOLDINGS OF EACH OF THE NAMED EXECUTIVE OFFICERS WERE AS FOLLOWS: MS. ARAMIAN, 14,700 SHARES ($215,250); MR. GILMAN, 24,950 SHARES ($317,875); MR. BEAR,
         17,335 SHARES ($221,250); AND MR. REINWALD, 17,335 SHARES ($221,250).
         MR. KELLEY HOLDS NO UNVESTED RESTRICTED STOCK AND HAS DECLINED GRANTS UNDER THE CAPITAL APPRECIATION PLAN SINCE 1991. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES MAY NOT BE TRANSFERRED DURING A PERIOD OF THREE YEARS THEREAFTER AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASONS OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD. THE AMOUNTS DO NOT REFLECT THE CASH VALUE OF BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK, WHICH REPRESENT THE SUM OF THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK PLUS DIVIDENDS PAID PER SHARE FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE RECIPIENT OF THE AWARD IS ENTITLED TO ANY DIVIDENDS PAID ON OUTSTANDING COMMON STOCK SUBSEQUENT TO THE DATE OF THE AWARD.

   (2) INCLUDES (I) AMOUNTS PAYABLE PURSUANT TO THE COMPANY'S EXECUTIVE MEDICAL REIMBURSEMENT PLAN WHICH PROVIDES FOR PAYMENT OF CERTAIN MEDICAL EXPENSES, AS DEFINED, UP TO $3,000 FOR EACH PLAN YEAR ENDING OCTOBER 31, (II) AMOUNTS PAID BY THE COMPANY FOR OR ON BEHALF OF THE EXECUTIVE WITH RESPECT TO GROUP LIFE INSURANCE PREMIUMS FOR COVERAGE IN EXCESS OF $50,000, AND (III) AMOUNTS OF ANNUAL CONTRIBUTIONS BY THE COMPANY FOR THE ACCOUNT OF THE NAMED EXECUTIVE OFFICERS UNDER THE COMPANY'S PROFIT SHARING PLAN.

   (3) MR. GILMAN WAS APPOINTED PRESIDENT OF THE COMPANY ON JULY 13, 1992 AND ASSUMED THE ADDITIONAL TITLE OF CHIEF EXECUTIVE OFFICER AS OF
         OCTOBER 1, 1992.  THE COMPANY HAS AGREED THAT IF MR. GILMAN LEAVES
         THE COMPANY'S EMPLOYMENT FOR ANY REASON OTHER THAN RETIREMENT OR TERMINATION BY THE COMPANY FOR CAUSE, HE WILL BE PAID AT HIS BASE COMPENSATION RATE ON THE DATE OF TERMINATION FOR A PERIOD OF NINE MONTHS THEREAFTER.

STOCK OPTION GRANTS IN FISCAL 1996

  The following table presents certain information for the Named Executive Officers relating to stock option grants during fiscal 1996 under the Company's 1995 Employee Stock Option Plan:

                               INDIVIDUAL GRANTS

                                                                                         POTENTIAL REALIZABLE
                                       PERCENTAGE OF                                     VALUE AT ASSUMED ANNUAL
                                       TOTAL OPTIONS                                     RATES OF STOCK PRICE
                  NUMBER OF            GRANTED TO                                        APPRECIATION FOR OPTION TERM(2)
                  INCENTIVE OPTIONS    EMPLOYEES IN    EXERCISE PRICE    EXPIRATION      -------------------------------
NAME              GRANTED(1)           FISCAL 1996     ($ PER SHARE)(1)  DATE            5%($)            10%($)
----              ----------           -----------     ----------------  ----            -----            ------

Alan B. Gilman        12,000               11.9%            $16.00       5/7/01        $53,040          $117,240

E. W. Kelley          10,000                9.9%             17.60       5/7/01         28,200            81,700

S. Sue Aramian         8,000                7.9%             17.60       5/7/01         22,560            65,360

James W. Bear          7,500                7.4%             16.00       5/7/01         33,150            73,275

Gary T. Reinwald       7,500                7.4%             16.00       5/7/01         33,150            73,275


   (1) OPTIONS GRANTED UNDER THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN MAY BE EITHER NONQUALIFIED OPTIONS OR INCENTIVE OPTIONS AT THE DISCRETION OF THE COMMITTEE, AND HAVE BEEN GRANTED WITH A TERM OF FIVE YEARS AT AN EXERCISE PRICE EQUAL TO THE CLOSING PRICE ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS - AUTOMATED QUOTATION SYSTEM ("NASDAQ") OF THE COMPANY'S COMMON STOCK AS OF THE DAY PRECEDING THE DATE OF GRANT UPON WHICH A SALE IS TRANSACTED, EXCEPT IN THE CASE OF INCENTIVE OPTIONS GRANTED TO HOLDERS OF MORE THAN 10% OF THE TOTAL VOTING POWER OF THE COMPANY'S COMMON STOCK, IN WHICH CASE THE OPTION EXERCISE PRICE IS REQUIRED TO BE AT LEAST 110% OF THE FAIR MARKET VALUE. OPTIONS ARE EXERCISABLE AS TO 20% ON THE DATE OF GRANT AND 20% ON EACH ANNIVERSARY OF THE DATE OF GRANT UNTIL FULLY EXERCISABLE. OPTIONS GRANTED UNDER THE COMPANY'S 1995 EMPLOYEE STOCK OPTION PLAN FURTHER PROVIDE FOR A RELOAD OPTION (THE "RELOAD OPTION") IN THE EVENT THE OPTIONEE EXERCISES THE OPTION, IN WHOLE OR IN PART, BY SURRENDERING OTHER SHARES OF THE COMPANY'S COMMON STOCK IN ACCORDANCE WITH THE PLAN. ANY SUCH RELOAD OPTION (I) WILL BE FOR A NUMBER OF SHARES EQUAL TO THE NUMBER OF SHARES SO SURRENDERED; (II) WILL HAVE AN EXPIRATION DATE WHICH IS 5 YEARS FROM THE RELOAD OPTION ISSUANCE DATE; AND (III) WILL HAVE AN EXERCISE PRICE EQUAL TO THE MARKET PRICE OF THE COMPANY'S COMMON STOCK ON THE DATE OF EXERCISE OF THE ORIGINAL OPTION. THERE IS NO RELOAD OPTION ON A RELOAD OPTION.

   (2) THE DOLLAR AMOUNTS UNDER THESE COLUMNS ARE THE RESULT OF CALCULATIONS
       AT THE 5% AND 10% RATES SET BY THE SECURITIES AND EXCHANGE COMMISSION AND, THEREFORE, ARE NOT INTENDED TO FORECAST POSSIBLE FUTURE APPRECIATION, IF ANY, OF THE COMPANY'S STOCK PRICE. THE COMPANY'S PER SHARE STOCK PRICE WOULD BE $20.42 AND $25.77 IF INCREASED BY 5% AND 10%, RESPECTIVELY, COMPOUNDED ANNUALLY OVER THE FIVE-YEAR OPTION TERM.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR
END OPTION VALUES

  The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal 1996 under the Company's Employee Stock Option Plans and, in addition, information relating to the valuation of unexercised stock options:

                                                                  NUMBER OF SHARES UNDERLYING     VALUE OF SHARES UNDERLYING
                                                                  UNEXERCISED OPTIONS AT          UNEXERCISED AT
                      NUMBER OF           DOLLAR                  SEPTEMBER 25, 1996              SEPTEMBER 25, 1996(1)
                      SHARES ACQUIRED     VALUE                   ------------------              ---------------------
   NAME               ON EXERCISE         REALIZED EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
   ----               -----------         --------------------    -------------    -----------    -------------

Alan B. Gilman          7,260             $ 74,778                29,314           25,022         $234,513           $97,612

E. W. Kelley           42,459             $440,423                27,236           22,102         $197,828           $79,102

S. Sue Aramian         23,133             $256,794                21,935           17,682         $159,867           $63,286

James W. Bear              --                   --                36,882           15,871         $339,169           $64,481

Gary T. Reinwald       13,176             $186,704                32,596           15,605         $293,765           $61,791


   (1) BASED ON THE NASDAQ CLOSING PRICE OF THE COMPANY'S COMMON STOCK ON SEPTEMBER 25, 1996, OF $15.75.


LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  The following table sets forth awards of restricted Common Stock made to the Named Executive Officers in fiscal 1996 under the Company's Capital Appreciation Plan:

                                                 PERFORMANCE OR
                 NUMBER OF                       OTHER PERIOD
                 SHARES, UNITS                   UNTIL MATURATION         EXPIRATION OF
NAME             OR OTHER RIGHTS(1)              OR PAYMENT(1)            FORFEITURE PERIOD
----             ------------------              -------------            -----------------

Alan B. Gilman         9,000                     three years              August 6, 1999

E. W. Kelley           --                        --                       --

S. Sue Aramian         7,700                     three years              November 13, 1998
                       7,000                     three years              August 6, 1999

James W. Bear          6,500                     three years              August 6, 1999

Gary T. Reinwald       6,500                     three years              August 6, 1999


   (1) AWARDS UNDER THE COMPANY'S 1994 CAPITAL APPRECIATION PLAN CONSIST OF RESTRICTED COMMON STOCK AND BOOK UNITS. THE SHARES OF COMMON STOCK ARE ISSUED AT THE TIME OF THE AWARD; HOWEVER, THESE SHARES MAY NOT BE TRANSFERRED DURING A PERIOD OF THREE YEARS THEREAFTER AND ARE FORFEITED TO THE COMPANY IF THE GRANTEE IS NOT EMPLOYED BY THE COMPANY (EXCEPT FOR REASON OF RETIREMENT, PERMANENT DISABILITY OR DEATH) AT THE END OF THE PERIOD.. BOOK UNITS AWARDED IN TANDEM WITH THE RESTRICTED COMMON STOCK ARE CASH AWARDS PAID TO THE GRANTEE AT THE END OF THE FORFEITURE PERIOD AND REPRESENT THE SUM OF THE NET CHANGE IN THE BOOK VALUE PER SHARE OF THE COMMON STOCK PLUS DIVIDENDS PAID PER SHARE FROM THE DATE OF AWARD TO THE DATE OF VESTING. THE COMPANY'S 1994 CAPITAL APPRECIATION PLAN EXPIRES ON DECEMBER 31, 1996, AND NO AWARDS MAY BE MADE UNDER THIS PLAN THEREAFTER.

                     REPORT OF THE EXECUTIVE COMMITTEE

  The compensation of the Company's executive officers, including awards under the Company's Capital Appreciation Plan and Stock Option Plans, is determined by the Board of Directors, generally upon recommendation of the Executive Committee (the "Committee"). See "Committee Interlocks and Insider Participation." The following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 1996 is furnished by the directors who comprise the Executive Committee.

GENERAL POLICIES

  The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve the corporate objectives and thereby increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development and achievement of the Company's business. To attain these objectives, the Company's executive compensation program includes a high quartile competitive base salary, coupled with an added cash incentive component which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of predetermined financial and individual operational objectives. In addition, awards are made under the Company's Capital Appreciation Plan to a select group of management which includes certain of the Named Executive Officers, and under the Company's Employee Stock Option Plan to a broader group of management employees, including the Named Executive Officers, based upon the potential contributions of each in the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the level of attainment of defined financial and/or operational performance objectives and accomplishment of the individual objectives of the executive established at the beginning of the fiscal year. In addition, all eligible Company employees, including its eligible executive officers, participate in a profit sharing plan. Pursuant to the Profit Sharing Plan, the Company makes annual contributions, which are subject to the discretion of the Board of Directors, to a trust for the benefit of participating employees.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

  From time to time, the Executive Committee establishes, subject to the approval of the Board of Directors, the salaries which will be paid to the Company's executive officers. In setting base salaries, the Executive Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

  The Committee also determines, with the approval of the Board of Directors, the terms of the Company's incentive bonus plans in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, and recommends to the Board the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the Plan.

  In connection with the compensation determinations to be made, the Company utilizes the Hay Guide Chart-Profile Method of Job Evaluations developed by Hay Management Consultants, a nationally recognized compensation consulting firm, to evaluate and rank executive and management positions within the Company. This Guide Chart - Profile method of measuring job content, as updated from time to time, together with the Towers Perrin's Annual Chain Restaurant Compensation survey, serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are competitive within the industry and appropriate to the Company's objectives. Other studies are used as they are available and appropriate.

  For fiscal 1996, each of the executive officers, including Ms. Aramian and Messrs. Kelley, Gilman, Bear and Reinwald, received compensation pursuant to the Company's annual incentive bonus plan. Each year the Board establishes, in advance, a targeted profit growth goal increase. Each executive job classification has a specific bonus percentage level based on the job rating (as explained above). The various bonuses are then increased or decreased uniformly based on performance in relation to actual earnings results as compared to the targeted profit goal. The system pays modestly below the target but escalates as high as 2 1/2 times the bonus percentage level for increases substantially above goal. The bonus is also divided into two parts with 70% being based on Company profit performance for the year and the remainder being based on accomplishment against each individual operational objectives.

  Mr. Kelley and Ms. Aramian also received incentive bonus awards for fiscal 1996 based on independent evaluations by the Executive Committee (Mr. Kelley did not participate in these evaluations). Their awards were based on the year's profit achievement, but also as to the high level of achievement of the planned financial goals of the Company for the fiscal year and the value of the leadership, direction and individual contributions of both to the Company's business operations, innovative marketing programs, expansion goals, management selections and capital accumulation and funding programs.

  Mr. Kelley, as modern day founder of the Company's food service concepts, has elected not to participate in the Capital Appreciation Plan with more of his compensation contingent on the Company's annual performance and growth.

STOCK OPTION AWARDS

  Stock options are granted to key employees, including the Named Executive Officers, by the Stock Option Committee under the Company's Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of management responsibility. The largest grants are awarded to the most senior employees, who, in the view of the Stock Option Committee, have the greatest potential impact on the Company's profitability and growth. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee, and with limited exceptions are granted at an exercise price equal to 100% of the fair market value on the date of grant. Incentive options granted to Mr. Kelley and Ms. Aramian are granted at an exercise price equal to 110% of the fair market value on the date of the grant, as required by Section 422A of the Internal Revenue Code. The Stock Option Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise within that period. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable. Current options expire five years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

RESTRICTED STOCK AWARDS

  Restricted stock awards under the Company's Capital Appreciation Plan are granted by the Board of Directors, upon recommendation of the Executive Committee, to executive officers and key employees of the Company. The number of restricted shares and book units so awarded and the frequency thereof are intended to serve as a retention vehicle and are based on the contributions of each grantee to the long-term profitability and growth of the Company. The executive holds all of the ownership rights to the stock from the date of grant, including the right to receive dividends thereon if paid, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the Common Stock are paid in cash at the end of the forfeiture period in an amount equal to the sum of the net change in the book value per share of the Common Stock, plus dividends per share from the date of grant to the end of the three-year forfeiture period. Mr. Kelley has declined grants of Restricted Stock Awards under the Plan since 1991. Restricted Stock Awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  Alan B. Gilman was appointed to his present position as President on July 13, 1992 and he assumed the added title of Chief Executive Officer on October 1, 1992. The total compensation, including base salary, incentive compensation and stock awards, paid to Mr. Gilman during 1996 was determined by the Board of Directors in accordance with the criteria described in the "Relationship of Compensation to Performance", "Stock Option Awards" and "Restricted Stock Awards" sections in this report. He received a base compensation of $280,000 in fiscal 1996, and an incentive bonus of $_______ for the fiscal year, representing ___% of his 1996 base salary, which reflect the Board's assessment of his very favorable performance and his broad involvement in the successful operations of the Company in fiscal 1996.

  Mr. Gilman also received stock awards during 1996, including 12,000 shares of Common Stock under the Company's Stock Option Plan. He also received 9,000 shares, along with related book units, on August 6, 1996, under the Company's Capital Appreciation Plan. The Board of Directors has determined that Mr. Gilman more than met his performance objectives for the year and continues to make substantial executive contributions to the progress and growth of the Company's businesses. Additional details of Mr. Gilman's total cash and stock compensation over the past three fiscal years are disclosed in the Summary Compensation Table.


  The foregoing report is hereby submitted by the members of the Executive Committee.

                              EXECUTIVE COMMITTEE

  E. W. Kelley     Alan B. Gilman      J. Fred Risk      James Williamson, Jr.

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Kelley, Chairman of the Company, serves as Chairman of the Executive Committee but does not participate in deliberations or recommendations of that Committee as to his compensation. Mr. Gilman, President and Chief Executive Officer of the Company, is a member of the Executive Committee, but does not participate in deliberations or recommendations of that committee as to his compensation. Mr. Williamson, President and Chief Executive Officer of the Company until his retirement on July 31, 1990, and Mr. Risk are members of the Executive Committee, but are not employees of the Company or any of its affiliates.

OTHER MATTERS

  Mr. Kelley was chairman of the managing member of a limited liability company and Mr. Lanham was director of an unrelated corporation, each of which filed for protection under Chapter 11 of the federal bankruptcy laws between 1991 and 1995. The bankruptcy proceeding for the company identified with Mr. Kelley was later changed to a Chapter 7 proceeding and is pending. The bankruptcy proceeding for the company identified with Mr. Lanham was discharged in 1995, but refiled in 1996, and is pending.

                        COMPANY PERFORMANCE

  The graph below compares for each of the last five fiscal years the cumulative total return of the Company, S&P 500, Nasdaq Non-Financial Group and the S&P Restaurants Index. The S&P Restaurants Index has been included in the graph in order to provide a more direct comparison of the Company's returns to
those of companies in the restaurant business.   The cumulative total returns
displayed below have assumed $100 invested on September 30, 1991 in the Company's Common Stock, the S&P 500, the Nasdaq Non-

Financial Group and the S&P Restaurants Index, and reinvestment of dividends paid since September 30, 1991.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                    SPECIFIC PLOT POINTS OF PERFORMANCE GRAPH
                                   (IN DOLLARS)

                                     1991      1992      1993      1994      1995      1996
-------------------------------------------------------------------------------------------
Consolidated Products, Inc.           100       143       191       280       439       507
-------------------------------------------------------------------------------------------
Standard & Poors 500                  100       111       125       130       169       203
-------------------------------------------------------------------------------------------
Nasdaq Non-Financial Group            100       106       138       137       191       223
-------------------------------------------------------------------------------------------
Standard & Poors Restaurants Index    100       126       149       148       212       253
-------------------------------------------------------------------------------------------

* $100 invested on 9/30/91 in stock or index, including reinvestment of dividends. Assumes fiscal year ending September 30.

              2.   APPROVAL OF THE 1997 EMPLOYEE STOCK OPTION PLAN

  Subject to approval by the vote in favor of adoption of the Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting of Shareholders, the Board of Directors of the Company, with employee directors abstaining, approved on October 30, 1996, the 1997 Employee Stock Option Plan ("1997 Employee Plan") which provides for the discretionary grant of incentive stock options (as defined in Section 422 of the Internal Revenue Code, as amended) or nonqualified stock options to key employees of the Company and its subsidiaries to purchase an aggregate of 500,000 shares of the Company's Common Stock. The Stock Option Committee has discretion, as limited by the 1997 Employee Plan, to define the duration of the option exercise period and the vesting of the right to exercise options within that period. Historically, options have been granted with a term of five years from the date of grant, exercisable in annual increments of 20% commencing on the date of grant at an option price equal to the closing price of the Company's Common Stock on the day preceding the date of grant, except in the case of incentive options granted to holders of more than 10% of the total voting power of the Company's stock, in which case the option exercise price is required by law to be at least 110% of the fair market value. Options are not transferable except by will or the laws of descent and distribution.

  The Stock Option Committee, consisting of at least two independent members of the Board of Directors, will administer the 1997 Employee Plan, and no member of the Committee will be eligible to receive grants of options thereunder. Approximately 60 key employees are eligible to participate in the 1997 Employee Plan. A copy of the 1997 Employee Plan has been included as an Appendix to this proxy statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws in effect on the date of this proxy statement. Since tax law is subject to change and since the application of tax law may vary depending upon the facts applicable to the taxpayer, each optionee will be advised to consult with his own tax advisor before taking action with respect to options under the Plan.

  The 1997 Employee Plan provides for issuance of both options qualified as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code and options which are not so qualified ("nonqualified stock options"). The federal income tax consequences to Consolidated Products, Inc. and the optionee arising out of the grant and exercise of these options and out of the subsequent sale of the stock are significantly different.

INCENTIVE STOCK OPTIONS

  No regular income tax consequences will result when an optionee is granted or exercises an incentive stock option pursuant to the 1997 Employee Plan, except that the exercise of an option may result the optionee being subject to the alternative minimum tax. A subsequent sale of the underlying Common Stock by the optionee may qualify for capital gain treatment if the holding period requirements are met, but a disqualifying disposition of the Common Stock will result in ordinary income to the optionee. The Company is not allowed a business expense deduction at any time except for a disqualifying disposition of the Common Stock by the optionee, in which case the Company may take a deduction in the disposition year equal to the amount of compensation taxable to the optionee. If the optionee uses previously owned Common Stock in full or partial payment of the exercise price of an employee stock option, the exchange should not affect the federal income tax treatment discussed above.

NONQUALIFIED STOCK OPTIONS

  An optionee will not be subject to tax at the time a nonqualified option is granted; however, an employee who exercises a nonqualified option will include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, the exchange should not affect the federal income tax treatment of the exercise as discussed above. The optionee will realize no gain or loss with respect to the Common Stock so used. The incremental number of Common Shares received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price.

  The Company will be entitled to a federal income tax deduction, as of the date the optionee recognizes ordinary income, in the amount of the ordinary income recognized by the optionee.

VOTE REQUIRED

  Shareholder approval of the 1997 Employee Stock Option Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1997 Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE CONSOLIDATED PRODUCTS, INC. 1997 EMPLOYEE STOCK OPTION PLAN AS DESCRIBED ABOVE.

             3.   APPROVAL OF THE 1997 CAPITAL APPRECIATION PLAN

  Subject to approval by the vote in favor of adoption of the Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting of Shareholders, the Board of Directors of the Company has approved the 1997 Capital Appreciation Plan (the "Capital Appreciation Plan") which provides for tandem awards of up to 300,000 shares of Common Stock (restricted shares) and up to 300,000 book units over a three-year period ending December 31, 1999. The shares of Common Stock are issued at the time of the award; however, the transfer of these shares is restricted during a period of three years and the shares are forefeited to the Company if the grantee is not employeed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. The stock is valued at 100% of market value at the date of award, and the book units, which are granted in an equal number to the stock awards, provide for a cash payment at the end of the three-year period equal to the sum of the net change in book value per share and the Common Stock dividends paid per share during the period. Eligibility for grants under the Capital Appreciation Plan is limited to those key executive employees of the Company or any subsidiary, whether or not such employees are officers or directors, selected by the Board of Directors from among those who, in the opinion of the Board of Directors, are in a position to contribute materially to the success of the Company and who have significant opportunities to influence its long-term profitability and growth. Approximately 20 senior executives are expected to participate in the Capital Appreciation Plan, a copy of which has been included as an Appendix to this proxy statement. The foregoing discussion is qualified in its entirety by reference to that Appendix.

VOTE REQUIRED

  Shareholder approval of the 1997 Capital Appreciation Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1997 Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE CONSOLIDATED PRODUCTS, INC. 1997 CAPITAL APPRECIATION PLAN AS DESCRIBED ABOVE.

                   4.   APPROVAL OF THE AMENDMENT TO THE
                      1992 EMPLOYEE STOCK PURCHASE PLAN

  On December 10, 1992, the Board of Directors of the Company adopted the 1992 Employee Stock Purchase Plan (the "Stock Purchase Plan"), which was subsequently approved by persons holding a majority of the shares of the Common Stock in attendance and voting at the Annual Meeting of Shareholders held on February 16, 1993. The purpose of the Stock Purchase Plan was to offer an inducement to eligible employees to remain with the Company by providing a form of additional compensation through the purchase of Common Stock at a discounted rate. The Stock Purchase Plan authorized the issuance and sale of 250,000 shares (not adjusted for stock dividends) of Common Stock to non-highly compensated employees of the Company (as determined by the Board of Directors) at a purchase price based upon the lesser of 85% of the market price on the first or last trading day of each plan year. The Stock Purchase Plan, as adopted in 1992, required employees to be continuously employed with the Company for at least one year prior to September 30 in order to be eligible to participate in the Stock Purchase Plan beginning the following January 1st. Pursuant to that standard, an employee had to be continuously employed with the Company at least 15 months prior to being eligible to participate in the Stock Purchase Plan.

  On October 30, 1996, the Board of Directors of the Company adopted an amendment to the Stock Purchase Plan, subject to the approval by the vote in favor of such amendment by persons holding a majority of the shares of Common Stock in attendance and voting at the 1997 Annual Meeting of Shareholders. The purpose of the amendment was to enhance the Plan to enable the Company to attract qualified employees and to provide an additional incentive for current employees to remain with the Company by making the Stock Purchase Plan more readily available to such employees. The amendment permits an employee who is continuously employed for at least six months prior to January 1st to participate in the Stock Purchase Plan, which effectively reduces the minimum waiting period for participation by nine months. A copy of the amendment to the Stock Purchase Plan has been included as an Appendix to this proxy statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix.

VOTE REQUIRED

  Shareholder approval of the amendment to the 1992 Employee Stock Purchase Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1997 Annual Meeting.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO CONSOLIDATED PRODUCTS, INC. 1992 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

               5.   APPROVAL OF THE 1997 NONEMPLOYEE DIRECTOR
                              STOCK OPTION PLAN

  Subject to approval by the vote in favor of adoption of the Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting of Shareholders, the Board of Directors of the Company, with nonemployee directors abstaining, approved on October 30, 1996, the 1997 Nonemployee Director Stock Option Plan ("1997 Director Plan") for nonemployee members of the Board of Directors under which non-discretionary nonqualified stock options have been granted to nonemployee directors of the Company to purchase an aggregate of 18,000 shares of the Company's Common Stock. The options have a term of five years from the date of grant and are exercisable in annual increments of 20% commencing on the date of grant. All options, except for options on 1,500 shares of Common Stock, were conditionally granted effective October 30, 1996 at an option price of $16.00, which is equal to the closing price of the Company's Common Stock reported on the National Association of Securities Dealers, Inc., Automated Quotation System ("Nasdaq") on October 29, 1996, the day preceding the date of a grant on which a sale was transacted. Fifteen hundred shares were conditionally granted to Director John W. Ryan effective September 11, 1996, in recognition of his appointment to the Board on that date. These shares were granted at an option price of $16.25, which was the closing price of the Company's Common Stock on September 10, 1996. Options are not transferable except by will or the laws of descent and distribution.

  The options were conditionally granted to each of the nonemployee directors of the Company, being Messrs. Bonda, Gilliatt, Lanham, Risk, Ryan and Williamson, for 3,000 shares, for a total of 18,000 shares, being all of the shares authorized under the 1997 Director Plan. No further options will be granted under the 1997 Director Plan and, if any outstanding options shall expire or terminate for any reason without having been exercised in full, the forfeited options shall not become eligible for further grant under the 1997 Director Plan. A copy of the 1997 Director Plan has been included as an Appendix to this proxy statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix.

FEDERAL INCOME TAX CONSEQUENCES OF NONQUALIFIED STOCK OPTIONS

  An optionee will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option must include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, then the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price.

  The Company will be entitled to a federal income tax deduction, as of the date the optionee recognizes ordinary income, in the amount of the ordinary income recognized by the optionee.

VOTE REQUIRED

  Shareholder approval of the 1997 Nonemployee Director Stock Option Plan will require the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and voting at the 1997 Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE CONSOLIDATED PRODUCTS, INC. 1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AS DESCRIBED ABOVE.

            6.   APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors has selected _________________ as independent auditors of the Company for the fiscal year ending September 24, 1997. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company. This selection has been recommended by the Audit Committee and the Board of Directors of the Company.

  Representatives of Ernst & Young LLP, which conducted the fiscal year 1996 audit of the Company, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions concerning the 1996 audit and to make a statement if they desire to do so.

                           7.   OTHER MATTERS

  As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before this meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                 APPENDIX

                           CONSOLIDATED PRODUCTS, INC.
                         1997 EMPLOYEE STOCK OPTION PLAN

1. PURPOSE.

  The purpose of the Consolidated Products, Inc. 1997 Employee Stock Option Plan (the "Plan") is to provide certain officers (including officers who are members of the Board of Directors) and other key employees of Consolidated Products, Inc. (the "Corporation") and any majority-owned or wholly-owned subsidiary (individually a "Subsidiary" and collectively the "Subsidiaries") who are materially responsible for the management or operation of the business of the Corporation or a Subsidiary, a favorable opportunity to acquire shares of Common Stock of the Corporation and the Subsidiaries and better enable each such entity to attract and retain capable executive personnel.

2. ADMINISTRATION OF THE PLAN.

  The Plan shall be administered and interpreted by the Consolidated Products, Inc. Stock Option Committee (the "Committee"), consisting of at least two members of the Board of Directors of the Corporation, who shall be designated from time to time by the Board of Directors of the Corporation. No member of the Committee shall be eligible at any time when he or she is such a member or within one year prior to his or her appointment to the Committee, to be granted an option under the Plan. The decision of a majority of the members of the Committee, shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

  (a) the individuals (the "Optionees") to whom options or successive options shall be granted under the Plan;

  (b)     the time when options shall be granted hereunder;

  (c)     the type of options to be granted hereunder;

  (d) the number of shares of stock of the Corporation to be covered under each option;

  (e)     the option price to be paid upon exercise of each option;

  (f)     the period within which each option may be exercised; and

  (g) the terms and conditions of the respective option agreements by which options granted shall be evidenced. The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

3. AWARDS.

  Awards under the Plan shall consist of Incentive Stock Options (an option within the meaning of Section 422A of the Internal Revenue Code) and/or Nonqualified Stock Options. All awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and awards under two sections may be combined in one agreement. Any combination of awards may be granted at one time and on more than one occasion to the same Optionee.

4. ELIGIBILITY.

  Options may be granted only to officers (including officers who are members of the Board of Directors) and other key employees of the Corporation or of a Subsidiary who in the opinion of the Committee are from time to time materially responsible for the management or operation of the business of the Corporation or of a Subsidiary; provided, however, that in no event may any employee who owns [after application of the ownership rules in
Section 422(c) of the Internal Revenue Code of 1954, as amended (the "Code")] shares of stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries, be granted an Incentive Stock Option hereunder, unless at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option, and such option by its terms, is not exercisable after the expiration of 5 years from the date such option is granted. Subject to the provisions of Section 4 hereof, an individual who has been granted an option under the Plan, if he is otherwise eligible, may be granted an additional option or options if the Committee shall so determine.

5. STOCK SUBJECT TO THE PLAN.


  There shall be reserved for issuance upon the exercise of options granted under the Plan, 500,000 shares of Common Stock of the Corporation, with a stated value of $.50 per share, which may be authorized but unissued shares or treasury shares. Subject to Section 9 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall become available for other options, except when the Plan shall have terminated, in which case they shall be unavailable.

6. AWARD OF STOCK OPTIONS.

  The Committee may, from time to time, subject to provisions of the Plan, and such terms and conditions as the Committee may prescribe, award Incentive Stock Options and/or Nonqualified Stock Options to any key employee. Such awards shall be separate and not in tandem.

7. TERMS OF OPTIONS.

  Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee and shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

  (a) OPTION PRICE - The price to be paid for shares of stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in no event shall be less than the fair market value as determined by the Committee.

  (b) PERIOD FOR EXERCISE OF OPTION - An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time such option is granted, but such period in no event shall exceed 10 years from the date on which such option is granted.

  (c) PURCHASE OF SHARES - The option price of each share of stock purchased upon exercise of an option shall be paid in full, in cash, at the time of such exercise; provided, however, that an Optionee may, with the approval of the Committee, exercise an option in whole or in part by tendering to the Corporation whole shares of the Corporation's Common Stock owned by him or her, and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the average of the closing sales price for the shares on any national securities exchange on which such shares are listed (or, if listed on more than one such exchange, then on the one located in New York City) or, if not so listed, the average of the closing price reported on the National Association of Securities Dealers, Inc., Automated Quotations System (Nasdaq), for the five trading days preceding the date of exercise of the option. Upon the date of exercise of an option by tendering shares hereunder, the Committee shall thereupon award to the Optionee so tendering, a new option effective on the date of exercise, to purchase that number of shares equal to the shares so tendered at the then current fair market value as determined by the Committee.

  (d) An option may be exercised at any time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Corporation, mailed to the attention of the Secretary of the Corporation, signed by the Optionee (or such other persons as shall demonstrate to the Corporation his, her or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons as soon as practicable after such written notice is received by the Corporation. An Optionee shall not have any rights of a shareholder in respect of the shares subject to an option until a certificate representing such shares has been issued.

  (e) TERMINATION OF OPTION - If an Optionee ceases to be an employee of the Corporation and/or the Subsidiaries for any reason other than retirement, permanent and total disability (as determined by competent medical authority acceptable to the Committee), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee ceases to be an employee of the Corporation and the Subsidiaries by reason of retirement, any option granted to him or her may be exercised in whole or in part within 3 months after the date of retirement whether or not the option was otherwise exercisable at the date of retirement. (The term "retirement" as used herein means such termination of employment of the Optionee resulting from the retirement upon or after Optionee's normal retirement date or other authorized retirement date under any profit sharing or pension plan of the Corporation and/or its Subsidiaries). If an Optionee ceases to be an employee of the Corporation by reason of permanent or total disability (as determined by competent medical authority acceptable to the Committee), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination of employment. In the event of the death of an Optionee while in the employ of the Corporation or a Subsidiary or within three (3) months after the date of his retirement, or within one (1) year after the termination of his employment by reason of permanent or total disability (as determined by competent medical authority acceptable to the Committee), any option granted to him may be exercised in whole or in part at any time after date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term as fixed by the Committee, whether or not the option was otherwise exercisable at the date of death. Notwithstanding the foregoing provisions of this subsection
          (e), no option shall, in any event, be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above.

  (f) NONTRANSFERABILITY OF OPTION - An option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by him.

  (g) INVESTMENT REPRESENTATIONS - Unless the shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for the sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to any exercise of an option may bear a legend evidencing such representations and limitations.

8.  LIMITATIONS ON INCENTIVE STOCK OPTIONS.

  The aggregate fair market value of stock for which Incentive Stock Options are exercisable by the employee, cannot exceed $100,000 during any calendar year. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of Section 422(d) of the Code.

9.  ADJUSTMENT OF SHARES.

  In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Board of Directors shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted under the Plan. Any determination of the Board of Directors hereunder shall be conclusive.

10. AMENDMENT.

  The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of an option, except that without the approval of the holders of at least a majority of the outstanding shares of the Corporation entitled to vote:

  (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 9 hereof;


  (b) the option price under any option may not be reduced to less than the fair market value, as determined by the Committee, of the stock on the date such option is granted except as provided in Section 9 hereof;

  (c) the period during which an option may be exercised may not be extended beyond ten (10) years from the date on which such option was granted;

  (d) the class of employees to whom options may be granted under the Plan may not be materially modified; and

  (e) the benefits accruing to Optionees under the Plan shall not be increased materially within the meaning of Reg. 16b-3 (a) (2) (ii) promulgated under the Securities Exchange Act of 1934.

     No amendment of the Plan, however, may without the consent of the Optionees, make any change in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such Optionees.

11.  TERMINATION.

     The Board of Directors of the Corporation may terminate the Plan at any time and no option shall be granted thereafter. Such termination, however, shall not affect the validity of any option theretofore granted under the Plan. In any event, no option may be granted under the Plan after February 12, 2007.

12.  GOVERNING LAW.

     The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

13.  GOVERNMENT AND OTHER REGULATIONS.

     The obligations of the Corporation to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action, and the options granted pursuant to the Plan may not be exercised until all applicable Federal and State securities requirements pertaining to the offer and sale of securities issued pursuant to the Plan have been met and the Corporation has been advised by counsel that all applicable legal requirements have been met.

14.  EFFECTIVE DATE.

     The Plan shall become effective when it has been approved by the holders of at least a majority of the outstanding shares of the Corporation's stock entitled to vote thereon at the 1997 Annual Meeting of Shareholders.

                           CONSOLIDATED PRODUCTS, INC.
                         1997 CAPITAL APPRECIATION PLAN


1.  PURPOSE.

     The purpose of the 1997 Capital Appreciation Plan (the "Plan") is to foster and enhance the long-term profitability of Consolidated Products, Inc. and its Subsidiaries (the "Company") for the benefit of its shareholders by offering the incentive of long-term rewards to those corporate officers and key executives who have principal responsibility for long-term profitability.

2.  ELIGIBILITY.

     Eligibility for grants under the Plan shall be limited to those key executive employees, whether or not such employees are officers or directors of the Company, selected by the Board of Directors from among those, who, in the opinion of the Board of Directors, are in a position to contribute materially to the success of the Company and who have significant opportunities to influence long-term profit performance. Subject to such selection, these would normally include key employees in executive, administrative, professional, operating or technical positions. The Board of Directors may, in its discretion, also make an award to any other employee who has made an unusual contribution outside the ordinary course of their duties.

3.  RESTRICTED STOCK GRANTS.

  (a) The Board of Directors may grant shares of the Common Stock of Consolidated Products, Inc. ("Restricted Shares") to participating employees ("Participants") pursuant to the Plan over a three-year period ending December 31, 1999. The number of Restricted Shares, if any, granted hereunder to Participants shall be within the discretion of the Board of Directors; provided, however, that the number of Restricted Shares which may be granted shall not exceed an aggregate of 300,000 shares. Restricted Shares which are forfeited or canceled under 3(d) or (e) hereof shall be available for further grants. In making grants, the Board of Directors shall take into account such factors as the Participant's level of responsibility, previous performance, rate of compensation and the potential value of the grant.

  (b) Grants made by the Board of Directors may consist in whole or in part of authorized but unissued or treasury shares, and shall be subject to the provisions of the Plan and to such other terms and conditions, not inconsistent with the Plan, as the Board of Directors may determine.

  (c) Subject to the provisions contained in 3(d) and (e) hereof, the Restricted Shares granted hereunder shall be conditionally owned by the Participant as of the grant date, and such Participant shall be entitled to the receipt of dividends and voting rights with respect thereto.

  (d) In the event of termination of Participant's employment with the Company for any reason other than death, retirement under the normal or disability provisions of a retirement plan of the Company, or retirement under the early retirement provisions of such retirement plan with the consent of the Company, during a period of three (3) years following the grant date ("Forfeiture Period"), the Restricted Shares so granted shall be thereupon forfeited by Participant and transferred to the Company as of the date of termination. The Restricted Shares granted hereunder may not be sold, transferred or pledged by the Participant during the Forfeiture Period.

  (e) If a Participant's employment has terminated because of death, disability or retirement under a retirement plan of the Company as set out in 3(d) above prior to the end of the Forfeiture Period, the number of Restricted Shares such Participant or such Participant's beneficiary or estate would be entitled to retain shall be the number of Restricted Shares determined as though such Participant's employment had not been terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed during the Forfeiture Period (including the month during which employment terminated) and the denominator of which is the number of months in the Forfeiture Period. The balance of Restricted Shares shall be transferred to the Company as of the termination date.




4.  BOOK UNIT GRANTS.

     (a) In conjunction with the Restricted Share grants, the Board of Directors shall simultaneously grant each Participant an equivalent number of book value units ("Book Units") which are equal to the book value per share of the Common Stock of the Company. The aggregate number of Book Units granted hereunder shall not exceed 300,000 units. Units forfeited or canceled under paragraphs 4(c) or (d) hereof shall be thereafter available for further grants.

     (b) Book Units shall be valued on the basis of book value of the Common Stock of Consolidated Products, Inc., as determined in accordance with 5(c) hereof on the last day of the fiscal quarter next preceding the date of grant ("Value Date") and again on the third anniversary of the Value Date, said three (3) year period hereafter referred to as the "Accumulation Period". The increase, if any in book value during the Accumulation Period plus an amount equal to the dividends paid during the Accumulation Period on an equal number of shares of Common Stock of Consolidated Products, Inc., shall be paid to such Participant in cash within ninety (90) days following the expiration of the Accumulation Period; provided, however, the Book Units have not been forfeited under paragraph 4(c) hereof.

     (c) In the event of termination of Participant's employment with the Company for any reason other than death, retirement under the normal or disability provisions of a retirement plan of the Company, or retirement under the early retirement provisions of such retirement plan with the consent of the Company during the Accumulation Period, the appreciation and dividend equivalents shall be forfeited by the Participant.

     (d) If a Participant's employment has terminated because of death, disability or retirement under a retirement plan of the Company as set out in 4(c) above prior to the end of the Accumulation Period, the number of Book Units such Participant or such Participant's beneficiary or estate shall be entitled to receive shall be the number of Book Units determined as though such Participant's employment had not terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed during the Accumulation Period (including the month during which employment terminated) and the denominator of which is the number of months in the Accumulation Period. In such event, the Board of Directors shall determine the book value as of the last day of the quarter next preceding the date of termination.

     (e) Any payment made with respect to a Participant who has died shall be paid to the beneficiary designated by the Participant to receive the proceeds of any group life insurance coverage provided for the Participant by the Company. A Participant who has not designated such beneficiary, or who desires to designate a different beneficiary, may file with the Secretary of the Company a written designation of a beneficiary under the Book Unit plan, which designation may be changed or revoked only by the participant. If no designation of a beneficiary has been made under such life insurance coverage or filed with the Secretary of the Company, distribution shall be made to the Participant's spouse, if surviving, and if not, to the Participant's estate.

5.   ADJUSTMENTS.

     (a) In the event that there are changes in the capitalization of Consolidated Products, Inc. affecting in any manner the number or kind of outstanding shares of Common Stock, whether such changes have been occasioned by declaration of stock dividends, stock split-up, reclassification or recapitalization, or because Consolidated Products, Inc. has merged or consolidated with another corporation, or for any reason whatsoever, then the number and kind of shares then subject to Restricted Share grants and thereafter to become subject to such grants, and the Book Unit values, shall be proportionally adjusted by the Board of Directors of Consolidated Products, Inc. to whatever extent the Board of Directors determines, in its sole and absolute discretion, that any such change equitably requires an adjustment.

     (b) If Consolidated Products, Inc. at any time should elect to dissolve, undergo a reorganization or split-up its stock or merge or consolidate with any other corporation and Consolidated Products, Inc. is not the surviving corporation, then (unless in the case of a reorganization, stock split-up, merger or consolidation, one or more of the surviving corporations assumes the obligations to Participants hereunder or replaces this Plan with a reasonably equivalent plan in all respects), the Board of Directors may thereupon accelerate grants of Restricted Shares and Book Units hereunder, reduce the applicable Forfeiture Periods and Accumulation Periods, or take such other action as the Board of Directors, in its sole and absolute discretion deems equitable.

     (c) The Board of Directors shall determine book value of the Common Stock under 4 above based on generally accepted accounting principles, and shall have the right, in its sole and absolute discretion, to proportionally adjust such book values for sales or purchases by Consolidated Products, Inc. of Common Stock, acquisitions or divestitures, accounting changes or other actions of Consolidated Products, Inc., taken during the Accumulation Period affecting book value, to whatever extent the Board of Directors determines that any such action equitably requires an adjustment.

6.   AMENDMENT AND TERMINATION

     The Board of Directors shall have the power to amend, suspend or terminate the Plan at any time except that, subject to the conditions of 5 above, (i) no such action shall cancel, reduce or adversely affect any grant theretofore made without the consent of the Participant or the Participant's beneficiary or estate; or (ii) without the approval of the shareholders of Consolidated Products, Inc., the Board of Directors may not increase the aggregate number of Restricted Shares and Book Units to be granted.

7.   RESTRICTED SHARE AND BOOK UNIT AGREEMENT.

     Each grant of Restricted Shares and Book Units under the Plan shall be evidenced by a written agreement executed by the Company and accepted by the Participant, and shall contain such terms and conditions as the Board of Directors may deem desirable which are not inconsistent with the Plan.

8.   FINALITY OF DETERMINATION.

     The Board of Directors shall have the power to interpret the Plan, and all interpretations, determinations and actions by the Board of Directors shall be final, conclusive and binding upon all parties.

9.   TERMINATION OF EMPLOYMENT.

     Nothing in the Plan or any grant made under the Plan, shall confer upon any Participant any right to continue in the employ of the Company or affect in any way the right of the Company to terminate the Participant's employment at any time.

10.  EFFECTIVE DATE.

     This Plan shall become effective on December 31, 1996; provided, however, that the effectiveness of any grants under the Plan prior to the 1997 Annual Meeting of Shareholders shall be conditional upon approval of the Plan by the holders of a majority of the shares of Common Stock of Consolidated Products, Inc. which are represented in person or by proxy at such Annual Meeting of Shareholders.

                    AMENDMENT TO CONSOLIDATED PRODUCTS, INC.
                        1992 EMPLOYEE STOCK PURCHASE PLAN

The 1992 Employee Stock Purchase Plan (the "Plan") of Consolidated Products, Inc. (the "Corporation"), as set forth in its entirety in the Corporation's Proxy Statement issued January 12, 1993, is hereby amended as follows:

  A. Section 2.01 (i) is deleted and replaced with the following:

     (i) "Eligible Employee" means any person employed by the Corporation or any of its subsidiaries during the Plan Term except for:

          (1) Certain highly compensated employees of the Corporation or any of its Subsidiaries as determined by the Board of Directors;

          (2)  Employees who have been continuously employed for less than six
               (6) months; or

          (3)  Employees whose customary employment averages less than twenty
               (20) hours per week.

  B. Section 2.01 (j) is deleted and replaced with the following:

     (j) "Fair Market Value" means the closing sale price of a Common Share as reported on any national securities exchange on which the shares are listed (or, if listed on more than one such exchange, then on the one located in New York City), or if not so listed, the closing price reported on the National Association of Securities Dealers, Inc., Automated Quotations System (Nasdaq).

  C. Section 3.01 is deleted and replace with the following:

     SECTION 3.01 PARTICIPATION Any person who is an Eligible Employee as of any Offering Date under the Plan may become a Participant in the Plan for that calendar year by completing and delivering to the Committee such forms as the Committee shall require to authorize payroll deductions and to request participation in the Plan, within the time period established by the Committee.

                           CONSOLIDATED PRODUCTS, INC.
                            1997 NONEMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

1. PURPOSE.
   The purpose of the Consolidated Products, Inc. Nonemployee Director Stock Option Plan (the "Plan") is to provide to certain nonemployee directors of Consolidated Products, Inc. (the "Corporation"), who are materially responsible for the overall direction of the business of the Corporation, a favorable opportunity to acquire shares of Common Stock of the Corporation, thereby providing them with an increased incentive to work for the success of the Corporation and better enabling such entity to attract and retain capable directors.

2. ADMINISTRATION OF THE PLAN.
   It is intended that the Plan be administered as a non-discretionary plan. The Plan does not permit any discretion to be exercised as to:

  (a) the selection of nonemployee directors to whom stock options under the Plan may be granted, and

  (b) the number of shares granted to individual nonemployee directors under the Plan.

3. AWARDS.
   Awards under the Plan shall consist of Nonqualified Stock Options.

4. ELIGIBILITY.
   Options may be granted only to nonemployee directors of the Corporation who are not eligible to participate in any other employee stock option plans now or hereafter sponsored by the Corporation ("Optionees").

5. STOCK SUBJECT TO THE PLAN.
   There shall be reserved for issuance upon the exercise of options granted under the Plan, 18,000 shares of Common Stock of the Corporation, with a stated value of $.50 per share, which may be authorized but unissued shares or treasury shares of the Corporation. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not become available for other options under the Plan.

6. OPTION GRANTS AND OPTION PERIOD.
   Without further action by the Board of Directors or the Shareholders of the Corporation, each Optionee in the Plan serving as a nonemployee director of the Corporation shall receive a grant to purchase at total of 3,000 shares of Common Stock. Each option shall be exercisable in annual increments of 20% commencing from the date of grant and shall expire 5 years after date of grant. Each option shall be subject to earlier termination as hereinafter provided.

7. TERMS OF OPTION.
   Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee and shall be subject to the following terms and conditions:

  (a) OPTION PRICE - the price to be paid for shares of stock upon the exercise of each option shall be the fair market value on the date of grant. As used herein, fair market value shall be the last reported sales price of the Common Stock of the Corporation on the date next preceding the date of grant on which a sale is transacted.

  (b) PERIOD FOR EXERCISE OF OPTION - an option shall not be exercisable after five (5) years from the date on which such option is granted.

  (c) PURCHASE OF SHARES - the option price of each share of stock purchased upon exercise of an option shall be paid in full, in cash, at the time of such exercise; provided, however, that an Optionee may exercise an option in whole or in part by tendering to the Corporation whole shares of the Corporation's Common Stock owned by him, and cash, having fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the average of the closing sales price for the shares on any national securities exchange on which such shares are listed (or, if listed on more than one such exchange, then on the one located in New York City) or, if not so listed, the closing price reported on the National Association of Securities Dealers, Inc. Automated Quotations Systems (Nasdaq), for the five trading days preceding the date of exercise of the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than 100 shares unless the remaining shares which have become subject to purchase are fewer than 100 shares. An option may be exercised only by written notice to the Corporation, mailed to the attention of the Secretary of the Corporation, signed by the Optionee (or such other persons as shall demonstrate to the Corporation his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons so exercising the option and shall be delivered to or upon the order of such person or persons as soon as practicable after such written notice is received by the Corporation. An Optionee shall not have any rights of a shareholder in respect of the shares subject to an option until a certificate representing such shares has been issued.

  (d) TERMINATION OF OPTION - if an Optionee ceases to be a director of the Corporation for any reason other than permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of such directorship. If an Optionee ceases to be a director of the Corporation by reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Code), any option granted to him may be exercised by him in whole or in part within 1 year after the date of termination as a director by reason of such disability whether or not the option was otherwise exercisable at the date of such termination of his director services. In the event of death of an Optionee while serving as a director, any option granted to him may be exercised in whole or in part at any time after date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term, whether or not the option was otherwise exercisable at the date of death. Notwithstanding the foregoing provisions of this subsection
      (d), no option shall, in any event, be exercisable after the expiration of the period set out in subsection (b) above.

  (e) NONTRANSFERABILITY OF OPTION - An option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee shall be exercisable only by him.

  (f) INVESTMENT REPRESENTATIONS - unless the shares subject to an option are registered under the applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for the sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representation and limitations.

8. ADJUSTMENT OF SHARES.
   In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Corporation shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted under the Plan as determined by the Board of Directors. Any determination by the Board of Directors hereunder shall be conclusive.

9. AMENDMENT.
   The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of an option, except that without the approval of the holders of at least a majority of the outstanding shares of the Corporation entitled to vote:

 (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 8 hereof;

 (b) the option price under any option may not be reduced to less than the fair market value of the stock on the date such option is granted except as provided in Section 8 hereof;

 (c) the number of shares subject to options granted to any nonemployee director, the date of such grants and the period during which an option may be exercised may not be modified except as provided in Section 8 hereof;

 (d) the class of Optionees to whom options may be granted under the Plan may not be modified; and

 (e) the benefits accruing to Optionees under the Plan shall not be increased materially within the meaning of Reg. 16b-3(a)(2)(ii)(A) promulgated under the Securities Exchange Act of 1934.

  No amendment of the Plan, however, may, without the consent of the Optionees, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such Optionees.

10. TERMINATION.
    The Plan shall terminate upon the earlier to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder; or (b) the determination of the Board of Directors that the Plan shall terminate; or (c) upon the tenth anniversary of the date of approval of the Plan by the shareholders of the Corporation. Any termination by the Board of Directors shall not affect the validity of any option theretofore granted under the Plan.

11. GOVERNING LAW.
    The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the Optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.

12. GOVERNMENT AND OTHER REGULATIONS.
    The obligations of the Corporation to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action, and the options granted pursuant to the Plan may not be exercised until all applicable Federal and State securities requirements pertaining to the offer and sale of securities issued pursuant to the Plan have been met and the Corporation has been advised by counsel that all applicable legal requirements have been met.

13. EFFECTIVE DATE.
    The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors; provided, however, that the effectiveness of any grant of options pursuant to the Plan prior to the

1997 Annual Meeting of Shareholders shall be conditional upon the approval of the Plan by the holders of at least a majority of the outstanding shares of the Corporation's stock entitled to vote thereon at the 1997 Annual Meeting of Shareholders.

                                      PROXY
                           CONSOLIDATED PRODUCTS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 12, 1997

The undersigned appoints E. W. Kelley, J. Fred Risk and S. Sue Aramian and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of Consolidated Products, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held February 12, 1997, or at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS:

     FOR all nominees listed below (except as marked to the contrary)      / /

     WITHHOLD AUTHORITY to vote for all nominees listed below              / /

     S. SUE ARAMIAN, ALVA T. BONDA, E. W. KELLEY, NEAL GILLIATT, ALAN B. GILMAN, CHARLES E. LANHAM, J. FRED RISK, JOHN W. RYAN AND JAMES WILLIAMSON, JR.

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
-------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE COMPANY'S 1997 EMPLOYEE STOCK OPTION PLAN:

     / /   FOR          / /   AGAINST   / /  ABSTAIN

3. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE COMPANY'S 1997 CAPITAL APPRECIATION PLAN:

     / /   FOR          / /   AGAINST   / /  ABSTAIN

4. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN:

     / /   FOR          / /   AGAINST   / /  ABSTAIN

5. PROPOSAL TO APPROVE THE BOARD OF DIRECTORS' ADOPTION OF THE COMPANY'S 1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN:

     / /   FOR          / /   AGAINST   / /  ABSTAIN

6. PROPOSAL TO APPROVE THE SELECTION OF __________________ AS THE COMPANY'S INDEPENDENT AUDITORS:

     / /   FOR          / /   AGAINST   / /  ABSTAIN

7. The proxies are authorized to vote, in their discretion, on matters which may properly come before the Annual Meeting to the extent set forth in the Proxy Statement.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 , 3, 4, 5 AND 6.

     Your vote is important. If you do not expect to attend the Annual Meeting or if you plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose:

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. DATE:________________________________, 1997
     ______________________________________
     ______________________________________
    (Signatures)

Please date this proxy. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other capacity please give your full title as such.




                                        3